UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 12, 2005

CHINA DIGITAL COMMUNICATION GROUP
(Exact Name Of Registrant Specified In Charter)

NEVADA	000-49715	91-2132336
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

A-3. Xinglian Industrial Zone.
He Hua Ling Pingxin Road. Xin Nan. Ping Hua
Town. Longgang. Shenzhen China 51811

(Address Of Principal Executive Offices) (Zip Code)

86-755-2698-3767
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Election of Directors

On May 12, 2005, Dr. Yong Yang was elected as directors of the Registrant.

Dr. Yang earned his Doctoral Degree in Chemistry from Xiamen University (China) - University of Essex (UK). Between 1997 and 1998, Dr. Yang attended Oxford University, where he studied Physics and Theoretical Chemistry. Since 1992, Dr. Yang has taught at the University of Xiamen. Dr. Yang has published over 100 academic research papers and has four patents in which he was the sole inventor. Since 1999, Dr. Yang has served as Lead for more than 10 China National Level Research Projects. Currently, Dr. Yang is teaching Chemistry on a graduate level at the University of Xiamen.

Committee assignments have not yet been determined.

For serving on the Board of Directors, Dr. Yang will be compensated $3,632 annually.

No family relationships exist among the current directors and executive officers.

Except as discussed herein, during the last two (2) years, none of the newly elected directors had a direct or indirect material interest in any transaction, or proposed transactions, to which the Registrant was or is to be a party.

Item 9.01. Financial Statements and Exhibits

Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL COMMUNICATION GROUP

Date: May 12, 2005	By:	/s/ Yi Bo Sun
Name: Yi Bo Sun
Title: Chief Executive Officer